EXHIBIT 10.2

                        EAGLE TELECOM INTERNATIONAL, INC.
                        1996 INCENTIVE STOCK OPTION PLAN

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                        EAGLE TELECOM INTERNATIONAL, INC.
                        1996 INCENTIVE STOCK OPTION PLAN


1.      ADOPTION AND PURPOSE

        Eagle Telecom International, Inc., a Texas corporation (the "Company"), hereby adopts this Eagle Telecom International, Inc. 1996 Incentive Stock Option Plan, as hereinafter set forth (the "Plan"), subject to stockholder approval. The purpose of the Plan is to foster and promote the financial success of the Company and materially increase stockholder value by (a) strengthening the Company's capability to develop and maintain an outstanding management team, (b) motivating superior performance by the management team, (c) encouraging and providing for obtaining an ownership interest in the Company, (d) attracting and retaining outstanding executive talent by providing incentive compensation opportunities competitive with other companies, and (e) enabling key employees to participate in the long-term growth and financial success of the Company. The Plan is intended to provide "incentive stock options" within the meaning of that term under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Any proceeds of cash or property received by the Company for the sale of Eagle Telecom International, Inc. common stock, $.001 par value (the "Common Stock") pursuant to options granted under this Plan will be used for general corporate purposes.

2.      ADMINISTRATION

        2.1 The Plan shall be administered by a committee (the "Compensation Committee") appointed by the Board of Directors of the Company (the "Board") and composed of at least two Board members or the Board of Directors. If the Plan is administered by the Compensation Committee, it shall meet the plan administration requirements described under Rule 16b-3(c)(2) promulgated under the Securities Exchange Act of 1934 [see 17 CFR Section 240.16b-3(c)(2)] or any similar rule which may subsequently be in effect. Any vacancy on the Compensation Committee shall be filled by the Board.

        2.2 Subject to the express provisions of the Plan, the Compensation Committee shall have the sole and complete authority to (a) determine key employees to whom awards hereunder shall be granted, (b) make awards in such form and amounts as it shall determine, (c) impose such limitations and conditions upon such awards as it shall deem appropriate, (d) interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, (e) determine the terms and provisions of the respective participants' agreements (which need not be identical), and (f) make such other determinations as it deems necessary or advisable for the administration of the Plan. The decisions of the Compensation Committee on matters within their jurisdiction under the Plan shall be conclusive and binding on the Company and all other persons. No members of the Board or the Compensation Committee shall be liable for any action taken or determination made in good faith.

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        2.3     All expenses associated with the Plan shall be paid by the
                Company or its Subsidiaries.

        2.4 As used in this Section and wherever used in this Plan, the term "Subsidiary" shall mean a corporation (other than the Company) in which the Company directly or indirectly controls 50% or more of the combined voting power of all stock of that corporation.

3.      ELIGIBILITY

        The Compensation Committee may grant options to purchase Common Stock under this Plan (referred to as "Options") only to key employees and executive officers of the Company or its Subsidiaries. The Compensation Committee shall determine, within the provisions of the Plan, those key employees to whom, and the times at which, Options shall be granted. In making such determinations, the Compensation Committee may take into account the nature of the services rendered by the employee, his or her present and potential contributions to the Company's success, and such other factors as the Compensation Committee in its discretion shall deem relevant. Grants may be made to the same individual on more than one occasion. An employee of the Company who is granted Options pursuant to this Plan shall be referred to as a "Participant."

4.      GRANTING OF OPTIONS

        4.1 POWERS OF THE COMPENSATION COMMITTEE. The Compensation Committee shall determine, in accordance with the provisions of the Plan, the duration of each Option, the exercise price (i.e. Option price) under each Option, the time or times within which (during the term of the Option) all or portions of each Option may be exercised, and whether cash, Common Stock, or other property may be accepted in full or partial payment upon exercise of an Option.

        4.2 NUMBER OF OPTIONS. As soon as practicable after the date an employee is determined to be eligible under Section 3 hereof, the Compensation Committee may, in its discretion, grant to such eligible employee a number of Options determined by the Compensation Committee.

5.      COMMON STOCK

        Each Option granted under the Plan shall be convertible into one (1) share(s) of Common Stock, unless adjusted in accordance with the provisions of Section 7 hereof. Options may be granted for a number of shares not to exceed, in the aggregate, 400,000 shares of Common Stock, subject to adjustment pursuant to Section 7 hereof. For purposes of calculating the maximum number of shares of Common Stock that may be issued under the Plan, (i) all the shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when cash is used as full payment for shares issued upon the exercise of an

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        Option, and (ii) shares tendered by a Participant as payment for shares issued upon exercise of an Option shall be available for issuance under the Plan. Upon the exercise of an Option, the Company may deliver either authorized but unissued shares, treasury shares, or any combination thereof. In the event that any Option granted under the Plan expires unexercised, or is surrendered by a Participant for cancellation, or is terminated or ceases to be exercisable for any other reason without having been fully exercised, the Common Stock theretofore subject to such Option shall again become available for new Options to be granted under the Plan to any eligible employee (including the holder of such former Option) at an Option price determined in accordance with Section
        6.2 hereof, which price may then be greater or less than the Option price of such former Option. No fractional shares of Common Stock shall be issued, and the Compensation Committee shall determine the manner in which fractional share value shall be treated.

6.      REQUIRED TERMS AND CONDITIONS OF OPTIONS

        6.1 AWARD OF OPTIONS. The Compensation Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Compensation Committee may prescribe, grant to any Participant in the Plan one or more "incentive stock options" (intended to qualify as such under the provisions of Section 422 of the Code) to purchase for cash or shares the number of shares of Common Stock allotted by the Compensation Committee. The date an Option is granted shall mean the date selected by the Compensation Committee as of which the Compensation Committee allots a specific number of shares to a Participant pursuant to the Plan. Except as otherwise provided in Section 6.4, Options shall not be granted to any owner of 10% or more of the total combined voting power of the Company and its Subsidiaries.

        6.2 OPTION PRICE. Except as otherwise provided in Section 6.4, the option price per share of Common Stock deliverable upon the exercise of an Option shall be 100% of the "Fair Market Value" of a share of Common Stock on the date the Option is granted. For purposes of this Plan, Fair Market Value shall mean as of any date and in respect of any share of Common Stock, the closing price on such date or on the next business day, if such date is not a business day, of a share of Common Stock last reported on the principal national securities exchange on which the Common Stock is listed or admitted to trade, provided that, if shares of Common Stock shall not have been traded on such securities exchange for more than 10 days immediately preceding such date or if deemed appropriate by the Compensation Committee for any other reason, the Fair Market Value of shares of Common Stock shall be as determined by the Compensation Committee in such other manner as it may deem appropriate. In no event shall the Fair Market Value of any share of Common Stock be less than its par value.

        6.3 TERM AND EXERCISE. Each Option shall be fully exercisable six months from the date of its grant except in the event of the Participant's death or "disability" (within the

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                meaning of Section 22(e)(3) of the Code) or unless a shorter period is provided by the Compensation Committee or another Section of this Plan. Except as otherwise provided in Section 6.4, each Option may be exercised during a period of 10 years from the date of grant thereof.

        6.4 TEN PERCENT SHAREHOLDER. Notwithstanding anything to the contrary in this Plan, Options may be granted to any owner of 10% or more of the total combined voting power of the Company and its Subsidiaries (i) if the Option price is at least 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted, and (ii) the Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

        6.5 MAXIMUM AMOUNT OF OPTION GRANT. The aggregate Fair Market Value (determined on the date the Option is granted) of Common Stock subject to an Option granted to a Participant by the Compensation Committee in any calendar year shall not exceed $100,000.

        6.6 METHOD OF EXERCISE. Options may be exercised by giving written notice to the President of the Company, stating the number of shares of Common Stock with respect to which the Option is being exercised and tendering payment thereof. In lieu of part or all of a cash payment, the Compensation Committee may permit payment in Common Stock, valued at fair market value (as determined by the Compensation Committee) on the date of exercise. Payment for Common Stock, whether in cash or in other shares of Common Stock, shall be made in full at the time that an Option, or any part thereof, is exercised.

7.      ADJUSTMENTS

        7.1 The aggregate number or type of shares of Common Stock with respect to which Options may be granted hereunder, the number or type of shares of Common Stock subject to each outstanding Option, and the Option price per share for each such Option may all be appropriately adjusted, as the Compensation Committee may determine, for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares whether through reorganization, recapitalization, consolidation, payment of a share dividend, or other similar increase or decrease.

        7.2 Subject to any required action by the stockholders, if the Company shall be a party to a transaction involving a sale of substantially all its assets, a merger, or a consolidation, any Option granted hereunder shall pertain to and apply to the securities to which a holder of Common Stock would be entitled to receive as a result of such transaction; provided, however, that all unexercised Options under the Plan may be canceled by the Company as of the effective date of any such transaction by

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                giving notice to the holders of such Options of its intention to do so, and by permitting the exercise of such Options during the 30-day period immediately after the date such notice is given.

        7.3 In the case of dissolution of the Company, every Option outstanding hereunder shall terminate; provided, however, that each Option holder shall have 30 days' prior written notice of such event, during which time he shall have a right to exercise his partly or wholly unexercised Options.

        7.4 On the basis of information known to the Company, the Compensation Committee shall make all determinations under this
                Section 7, including whether a transaction involves a sale of substantially all the Company's assets; and all such determinations shall be conclusive and binding on the Company and all other persons.

8.      OPTION AGREEMENTS

        Each award of Options shall be evidenced by a written agreement, executed by the employee and the Company, which shall contain such restrictions, terms and conditions as the Compensation Committee may require in accordance with the provisions of this Plan. Option agreements need not be identical. The certificates evidencing the shares of Common Stock acquired upon exercise of an Option may bear a legend referring to the terms and conditions contained in the respective Option agreement and the Plan, and the Company may place a stop transfer order with its transfer agent against the transfer of such shares. If requested to do so by the Compensation Committee at the time of exercise of an Option, each Participant shall execute a certificate indicating that he is purchasing the Common Stock under such Option for investment and not with any present intention to sell the same.

9.      LEGAL AND OTHER REQUIREMENTS

        The obligation of the Company to sell and deliver Common Stock under Options shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933, if deemed necessary or appropriate by the Board, of the Common Stock reserved for issuance upon exercise of Options. In the case of officers or other persons subject to Section 16(b) of the Securities Exchange Act of 1934, the Compensation Committee may at any time impose any limitations upon the exercise, delivery and payment of any Option which, in the Compensation Committee's discretion, are necessary in order to comply with Section 16(b) and the rules and regulations thereunder. A participant shall have no rights as a stockholder with respect to any shares covered by an Option, or exercised by him,

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        until the date of delivery of a stock certificate to him for such shares. No adjustment other than pursuant to Section 7 hereof shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is delivered.

10.     NON-TRANSFERABILITY

        During the lifetime of an optionee, any Option granted to him shall be exercisable only by him or by his guardian or legal representative. No Option shall be assignable or transferable, except by will, by the laws of descent and distribution, or pursuant to certain divorce decrees. The granting of an Option shall impose no obligation upon the optionee to exercise such Option or right.

11.     NO CONTRACT OF EMPLOYMENT

        Neither the adoption of this Plan nor the grant of any Option shall be deemed to obligate the Company or any subsidiary of the Company to continue the employment of any employee for any particular period, nor shall the granting of an Option constitute a request or consent to postpone the retirement date of any employee.

12.     INDEMNIFICATION OF COMPENSATION COMMITTEE

        In addition to such other rights of indemnification as they may have as members of the Board or the Compensation Committee, the members of the Compensation Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding (or in connection with any appeal therein), to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Compensation Committee member is liable for gross negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding a Compensation Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

13.     WITHHOLDING TAXES

        Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.

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        Alternatively, the Company may issue or transfer such shares of Common
        Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

14.     LEAVES OF ABSENCE

        The Compensation Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Option. Without limiting the generality of the foregoing, the Compensation Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on Options under the Plan theretofore made to any recipient who takes such leave of absence.

15.     NEWLY ELIGIBLE EMPLOYEES

        Except as otherwise provided herein, the Compensation Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan.

16.     TERMINATION AND AMENDMENT OF PLAN

        The Board, acting by a majority of its members (exclusive of Board members who are not eligible to be appointed to the Compensation Committee as described in Section 2.1) without further action on the part of the stockholders, may from time to time alter, amend or suspend the Plan or any Option granted hereunder or may at any time terminate the Plan; provided, however, that the Board may not:

        (a) change the total number of shares of Common Stock available for Options under the Plan (except as provided in Section 7 hereof);

        (b)     extend the duration of the Option;

        (c)     increase the maximum term of Options;

        (d) decrease the Option price or otherwise materially increase the benefits accruing to Participants under the Plan; or

        (e)     materially modify the eligibility requirements of the Plan;

        and provided further that no such action shall materially and adversely affect any outstanding Options without the consent of the respective optionees.

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17.     GENDER AND NUMBER

        Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender and vice versa, and the singular shall include the plural and the plural shall include the singular.

18.     GOVERNING LAW

        The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Texas.

19.     EFFECTIVE DATE OF PLAN

        The Plan shall become effective upon adoption by the Board.

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